Exhibit 10.24

Agreement No.

013-0011

SHIPPER’S AGREEMENT

THIS SHIPPER’S AGREEMENT (“Agreement”), made and entered into as of the 10th day of April 2007, by and between CENTRAL FLORIDA PIPELINE LLC, a Delaware limited liability company (hereinafter, “Carrier” or “CFPL”), and AFH, Inc. (hereinafter, “Shipper”).

RECITALS:

A.                                  Shipper is a party to that certain Terminaling Agreement by and between Kinder Morgan Liquids Terminals LLC, a Delaware limited liability company, (“KM”), and Shipper providing for the receipt, storage, and delivery of jet fuel to tank trucks and to CFPL’s Central Florida Pipeline for delivery to the Orlando Terminal (as hereinafter defined) (the “Terminaling Agreement”).

B.                                    Carrier operates a terminal at Orlando, Florida consisting of product storage tanks, vehicle loading racks, piping, vapor recovery, and other facilities for the purpose of receiving, storing, handling, and loading of liquid petroleum products into vehicles, such terminal being hereinafter referred to as the “Orlando Terminal”.

C.                                    Storage of product in storage tanks and loading of product (including vapor recovery) into Shipper provided vehicles are provided by Carrier to shippers, including Shipper, as common carrier services under the Central Florida Pipeline System Florida Tariff No.9 as that tariff may, from time to time hereafter, be amended or replaced by superseding tariffs (the “Tariff”) at the rates and charges set forth in the Tariff in effect at the time such services are provided, and such services are collectively referred to as Tariffed Terminal Services.

D.                                   Certain other services, such as additive injection services, off-loading of product and/or additives from inbound tank truck, product blending, office space, tank truck refueling and specialized accounting are made available by Carrier on a private contractual basis for a separate charge to those Shippers who request such services by checking yes and initialing this Agreement in the space provided in Section 3 hereof, and such services are herein collectively referred to as the “Contract Services”.

E.                                     Shipper desires to have certain petroleum products listed in Item 15 of the Tariff (Products or Petroleum Products) received in the Orlando Terminal for Carrier to provide the Tariffed Terminal Services for such Products and also, if Shipper has indicated accordingly, for Carrier to provide certain of the Contract Services to Shipper.

F.                                     With respect to the Tariffed Terminal Services, the provisions of this Agreement are intended to be supplemental to and consistent with the Tariff and the provisions of the Tariff shall be controlling.  With respect to the Contract Services, the terms of the Tariff are intended to apply to such Services by incorporation herein, but shall apply only to the extent they are consistent with the terms of this Agreement.  Accordingly, as to Contract Services the provisions of this Agreement shall be controlling. The provisions of the Tariff are hereby incorporated herein by reference thereto. Any capitalized terms which are defined in the Tariff and not defined herein shall have the meaning given to them in the Tariff.

NOW, THEREFORE, it is agreed as follows:

1.                                      TARIFFED TERMINAL SERVICES AND RATES

To the extent facilities are available as determined by Carrier and in accordance with the terms of the Tariff in effect at the time the service is provided, Carrier shall provide and maintain at its Orlando Terminal fungible storage for Shipper’s Product in tanks designated by Carrier.  Carrier shall also provide and maintain a truck loading rack facility. The terms and conditions of and the rates charged for the Tariffed Terminal Services are set forth in the Tariff.  Subject to the other provisions of this Agreement and the terms of the Tariff, the control, operation, and maintenance of the Orlando Terminal, all tanks and all equipment and facilities provided for hereunder shall rest exclusively with CFPL.

2.                                      CONTRACT SERVICES

By initialing the appropriate box below, Shipper requests the service described across from such box from Carrier on terms and for rates set forth herein and in Appendix A:

Yes	No	Service

Additive injection with Shippers equipment and Shippers additive

Additive injection with Carriers equipment and Carriers additive

Additive injection with Shippers equipment and Carriers additive

Additive injection with Carriers equipment and Shippers additive

Product blending

Tank truck refueling

XX		Jet Fuel Filtration

Specialized accounting

Daily facsimile transmissions (Monday through Friday, not including holidays)

3.                                      TERM

This Agreement shall commence as of the Commencement Date, as that term is defined in the Terminalling Agreement, for a period of five (5) Contract Years (the “Initial Term”) and shall automatically renew thereafter for one (1) additional period of five (5) Contract Years absent written notice of termination by Shipper received by Carrier at least one hundred eighty (180) days prior to the expiration of the Initial Term (the “Option Term”).  A Contract Year shall mean the period commencing on the Commencement Date or any anniversary thereof and ending three hundred sixty-five consecutive days later (three hundred sixty-six consecutive days later for leap years). This Agreement shall automatically renew on an annual basis following the expiration of the Option Term (each a “Renewal Term”), provided, however, that either party hereto may terminate this Agreement by written notice received at least one hundred eighty (180) days prior to the expiration of the Option Term or any such Renewal Term (the Initial Term, the Option Term, and all Renewal Terms collectively referred to herein as the “Term”).  When this Agreement is terminated, Shipper shall withdraw all Products from the Orlando Terminal in accordance herewith.  Either party may terminate this Agreement upon the default of the other party under the terms hereof if the defaulting party fails to cure the default within  30  days after notice thereof.

4.             CHARGES

(a)                                 Tariffed Terminal Services.  Charges for Tariffed Services are set forth in the Tariff in effect at the time the Tariffed Terminal Service is provided.

(b)                                Contract Services.  Charges for those Contract Services, if any, selected by Shipper in Section 2 hereof are set forth in Appendix A hereof. All charges for Contract Services will be annually escalated by the percentage increase change in the “Producer Price Index - Finished Goods” as published by the Bureau of Labor Statistics, U.S. Department of Labor (“PPI”).  .  Should the Producer Price Index decrease in a given year, no charges shall be de-escalated.  Starting on the first annual anniversary date of this agreement and continuing on each anniversary date thereafter, the multiplier (“Escalation Factor”) for use in escalating the charges shall be determined by calculating the difference between the PPI’s for the first month of any term and the last month of any term, and then dividing that difference into the PPI for the first month of such term.  Example:  Assume that the anniversary date of the contract is July 1, 1993, and that the PPI for July 1992 is 110.6 and the PPI for June 1993 is 116.0; the difference is 5.4, which when divided by 110.6 equals 0.049 rounded to three decimal places, which is used as the Escalation Factor.  Note:  The charge for Carrier supplied additive is exempt from the above described escalation.  Carrier provides additive at its cost.  As Carriers cost changes, so shall the associated charge to Shipper.

In the event the U.S. Department of Labor ceases to publish the PPI, the parties shall select by mutual agreement another index to use to adjust the fees outlined in this Agreement.

(c)                                 Pursuant to the Terminalling Agreement, Shipper agrees that it will pay each Contract Year in accordance with Section 8 of the Terminalling Agreement the

Annual Minimum Payments, as that term is defined in the Terminalling Agreement, for Tariffed Terminal Services and Contract Services under this Agreement and for the storage and handling services provided in accordance with the Terminalling Agreement.  If the aggregate payments made by Shipper during a Contract Year for the services provided under this Agreement and the Terminalling Agreement, are less than the Annual Minimum Payments, Shipper shall make a True-up Payment (as that term is defined in the Terminalling Agreement) in accordance with Section 8 of the Terminalling Agreement.

5.                                      LOADING RACK PROCEDURES

(a)                                 To the extent reasonable and practicable and when not prohibited by conditions or events beyond the control of Carrier, Carrier shall maintain the loading rack available for loading and shipping for Shipper’s account, twenty-four (24) hours a day, seven (7) days a week, including weekends and holidays.  Shipper shall provide and arrange for timely arrival of Shipper’s designated tank trucks and trailers.  All loading of tank trucks and trailers shall be undertaken by drivers designated by Shipper, and certified and approved by Carrier.  Cardlock devices will be made available by Carrier for each meter spot, and cards provided to Shipper and or Shipper’s designated carrier.  Product withdrawal, truck dispatching, and Shipper’s internal accounting procedures shall be the sole responsibility of Shipper.  Shipper’s Product will be available for truck loading during normal terminal operating hours.

(b)                                In order to assign the responsibility for removal of Product from the Terminal, Shipper must inform Carriers Orlando Terminal Manager, in writing addressed to 9919 South Orange, Orlando, Florida 32824-8466, of the name of the transporter that will be used to remove the Product from the Orlando Terminal, and such transporter must complete the Transporter Terminal Access Agreement.

(c)                                 Shipper expressly assumes all liability, including, but not limited to, liability for payment without offset as hereinabove provided, for all Product withdrawn by cards provided to Shipper and Shippers designated transporters, as provided in Appendix C of this Agreement.  All compartment seals shall be provided by Shipper.  Carrier shall provide Shipper with transaction reports through the mail, Monday through Friday (not including holidays) and a summary report at month end.

(d)                                Shippers tank truck drivers shall be responsible to perform truck loading operations.  Each driver shall obtain a rack driver access card from Transporter as provided in the Transporter Terminal Access.  It is the responsibility of the Shipper or its designated transporter, provided Shipper has assigned that responsibility to such transporter in accordance with the provisions of this Agreement, to ensure that the tank vehicle is in compliance with all applicable federal, state and local laws, regulations and rules including without limitation all Department of Transportation regulations.

6.                                      TITLE AND ASSESSMENTS

Title to all Shipper’s Product received at the Orlando Terminal shall remain with Shipper, and Shipper, subject to its reserved right to contest or dispute, shall be solely responsible for the payment of all property taxes, fees, or other charges and assessments of any kind which may be assessed or placed upon such Product.  In addition, Shipper, subject to its reserved right to contest or dispute,  shall pay all property taxes assessed against any property or equipment placed or installed at the Orlando Terminal by Shipper.  Any such installation or replacement shall require the advance written approval of Carrier and shall be subject to such conditions respecting maintenance, insurance and other matters as Carrier shall impose.

Carrier will transfer title of Product between Shipper and other Shippers using the Orlando Terminal upon receiving written notification of requested change by the current title holder.  This written request is to be sent (facsimile transmission will also be accepted) to Carriers Product Movement Supervisor.  See Appendix B for a Transfer Form to be used when requesting such a transaction.

7.                                      LIABILITY

Carrier shall not be liable as an insurer of Shipper’s Product.  If Shipper desires to protect its Product against losses other than as herein expressly provided, Shipper may, at its discretion, secure insurance or other suitable protection at its own expense.  If Shipper carries any insurance on Shipper’s Product, the Shipper’s insurance carrier shall endorse the policy to waive subrogation against Carrier.  Copies of such endorsement shall be furnished to Carrier upon request.

The provisions of this Section are intended to supplement the terms of Item 110 of the Tariff and, except as otherwise expressly provided in Appendix A hereof for certain Contract Services, the indemnification provided by Carrier to Shipper in such Item shall apply to Contract as well as Tariffed Services.

SUBJECT TO APPENDIX A HERETO BUT OTHERWISE NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, CARRIER SHALL BE LIABLE TO SHIPPER ONLY FOR LOSS OR DAMAGE TO SHIPPER’S PRODUCT AND NOT FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES.

EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN THE TARIFF, THERE ARE NO GUARANTEES OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE. SPECIFICALLY, CARRIER DOES NOT WARRANT NOR IN ANY WAY REPRESENT TO SHIPPER THAT COMMODITY AS DELIVERED BY CARRIER IS SUITABLE OR OTHERWISE FIT FOR USE IN THE OPERATION OF ANY AIRCRAFT.  SHIPPER SHALL HAVE COMPLETE RESPONSIBILITY TO PROVIDE ALL NECESSARY TANKAGE AND FILTER EQUIPMENT AT THE COMMODITY’S FINAL DESTINATION

TO ASSURE THAT THE COMMODITY IS SUITABLE FOR AIRCRAFT CONSUMPTION.  SHIPPER SHALL HAVE THE ULTIMATE RESPONSIBILITY FOR THE USE OF COMMODITY AND NOT CARRIER.

8.                                      RIGHT TO KNOW

Carrier may have an obligation to furnish Product name and constituents of Products to governmental authorities and employees or others handling or exposed to the Products in connection with Right to Know laws of worker exposure regulations.  Carrier may also have an obligation under applicable laws and regulations to furnish this information to the general public. Carrier may use for such purposes the information required to be provided to it pursuant to the Tariff or otherwise available to Carrier.

9.             PRODUCT ACCOUNTING

Accounting and adjustment for product stored at the Orlando Terminal shall be as set forth in Item 96 of the Tariff and as described as follows:

(a)                                  As soon as reasonably possible after the end of each calendar year or portion thereof, during or immediately following the term of this Agreement, Carrier shall account to Shipper for all of Shippers product received at the Orlando Terminal pursuant to this Agreement during said calendar year.  Subject to (b) below and Item 110 of the Tariff, Carrier shall be liable to Shipper, for all losses between the quantities of Shippers product received at the Orlando Terminal and the quantities of product withdrawn from the Orlando Terminal by Shipper during such calendar year.

(b)                                 At the end of each month, but no later than the tenth working day after the end of the month, Carrier shall provide a summary of each grade and the product receipts, deliveries and closing inventory.  Product gain or loss shall be determined in the following manner:  opening tank inventory plus stock receipts into tank, plus additive volumes injected upstream of the loading rack meter, less the sum of withdrawals through meters and closing tank inventory, equals gain or loss.

(i)                                    If the monthly book inventory results in a gain or loss when compared to the physical inventory, such gain or loss will be allocated to Shipper as set forth in Item 96 of the Tariff.

(ii)                               The aforesaid monthly gains and losses for the preceding calendar year will be totaled and compared to determine the net volume of the gain or loss of Shippers product.  In the event there is a net loss of Shippers product in excess of the allowances set forth in Item 96 of the Tariff, Carrier will reimburse Shipper for such excess loss pursuant to Item 96 of the Tariff.

(c)                                 Carrier will reimburse Shipper for each barrel of product lost in excess of the aforementioned loss allowances by monetary payment or delivery of like product, at Carriers’ option, as follows:

(i)                                    Monetary Payment: Carrier will pay Shipper an amount equal to the lesser of (i) the actual cost of such Product to Shipper, or (ii) an amount equal to the average Platt’s U.S.Gulf Coast Waterborne Jet Fuel (or an equivalent publication that is mutually acceptable) mean for fifteen (15) days immediately prior to such loss plus $ .02 per gallon of any lost Commodities on the day so lost or damaged, for the type product lost.

(ii)                                 Delivery of Product: Carrier will provide Shipper like product at the Orlando Terminal or other locations as mutually agreed to by the parties.

(d)                                Carrier shall maintain records of products received, in storage, and withdrawn from the Orlando Terminal for Shippers account and make such reports to Shipper (including daily reports to Shipper detailing product receipts and deliveries for Shippers account and daily submission to Shipper of delivery tickets and month-end reports showing Shippers net inventories by product type and reconciling the ending inventories to starting inventories, receipts and deliveries) and/or as Shipper may from time to time request relating to the receipt, storage, handling and loading thereof.

10.                               NOTICES

Except as otherwise provided, all notices to Carrier hereunder shall, until further notice by or on behalf of Carrier, be addressed to:

Central Florida Pipeline LLC

2101 GATX Drive

Tampa, Florida 33605

Attn.: General Manager

FAX # (813) 247-4274

All notices to Shipper hereunder shall, until further notice by or on behalf of Shipper, be addressed to Shipper at the following address:

AFH, Inc.

3301 N. Buffalo Dr.

Suite B - 9

Las Vegas, NV 89129

All notices shall be delivered personally, by courier service, by electronic communication, or by United States mail, properly addressed as aforesaid, postage fully prepaid.  Unless otherwise specified herein, the date of service of such notice shall be the date so delivered.

11.                               INDEPENDENT CONTRACTOR

In performing services pursuant to this Agreement, Carrier is acting solely as an independent contractor maintaining complete control over its employees and operations.  Carrier is not authorized to take any action in any way whatsoever for or on behalf of Shipper, except as specified in this Agreement or in subsequent written communications between the parties.

12.                               AUDIT

Shipper shall have the right to audit, upon written request, during ordinary business hours and at Shipper’s expense, the accounting records and other pertinent documents which relate to receipts, storage, or delivery of Shipper’s Products handled under this Agreement and to take physical inventory as may be required in Shipper’s opinion to verify the related inventory records.  Carrier will retain these records and documents so as to be available to Shipper for audit for the greater of 1) a period of one (1) year from the date that the information, to which such documentation and records relate, is released to the Shipper or 2) the minimum time required to met all applicable Federal, State, and Local regulations.

13.                               EQUIPMENT AND FACILITY CLEANING

If cleaning of the equipment or facilities associated with Shipper’s Product is necessary due to a change in the product to be stored or handled during the term of this Agreement, such change having been proposed by Shipper and agreed to by Carrier, Shipper shall reimburse Carrier for its direct cost plus reasonable administrative charges for collection and disposal of any remaining Product, slop material, or tank bottoms, and for cleaning or tank “degassing” of the equipment or facilities.  Carrier will collect, store, and arrange for lawful disposal of any remaining Product, slop material, tank bottoms, and all waste material resulting from the cleaning operations.

14.                               ASSIGNMENT

This Agreement shall be binding upon and may inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Shipper shall not assign this Agreement in whole or in part (except to a subsidiary, affiliate, or parent of Shipper) without first obtaining the written consent of Carrier.  Such consent shall not be unreasonably withheld or delayed.

15.                               TERMINAL ACCESS AGREEMENT

Before requesting Carrier to permit a transporter of Shipper’s Product to enter upon the Terminal, Shipper shall require such transporter to execute and deliver to Carrier a Transporter Terminal Access Agreement.  Shipper shall assist Carrier in applying Carrier rules, regulations, and instructions to Shipper invitees at the Terminal as set forth in the Transporter Terminal Access Agreement and shall provide any reasonable requested assistance to Carrier to investigate theft of, loss of, or damage to, any products, property, material or equipment at the Orlando Terminal.

16.                               INTEGRATION AND EXECUTION

This Agreement, including the material contained in the Appendixes hereto covers the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto.  No prior agreement or agreements, or other statements, oral or written made prior to or at the signing hereof, shall vary or modify the written terms hereof unless specifically provided herein, and neither party shall claim any amendment or modification of any provision hereof unless such amendment or modification is in writing and signed by both parties hereto.  Notwithstanding its execution by Shipper, this Agreement shall not bind or create any obligation upon Carrier until so executed by a duly authorized representative of Carrier.

17.                               WAIVER

The waiver by either party of any right of such party hereunder, at any time, shall not serve to waive any other such right nor shall such waiver operate as a waiver of the right so waived at any future date in connection with another default or a subsequent recurrence of the same default by the other party hereunder.

18.                               AGREEMENT TITLES

Titles used in this agreement are used for reference only, and are not a part of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have hereunto executed this Agreement as of the date first hereinabove written.

Central Florida Pipeline LLC		Shipper – AFH, Inc.

By:	/s/ [illegible]	By:	/s/ Maurice J. Gallagher

Title:	VP Marketing	Title:	CEO & President

Date:	6/1/07	Date:	5/25/07

Agreement No:

013-0011

APPENDIX A

CONTRACT SERVICES

RATES AND TERMS

1.  RATES

SERVICE	RATE

Additive injection with Shippers equipment and Shippers additive	(Calculated on barrels withdrawn at the rack)

Additive injection with Carriers equipment	Per Barrel - Additive Service (Calculated on barrels withdrawn at the rack)

Additive injection with Carriers additive	Per Barrel - Additive (Calculated on barrels withdrawn at the rack)

Off loading from in-bound tank trucks

Product blending

Tank truck refueling

Jet Fuel Filtration	$0.280 Per Barrel loaded at the truck rack
Specialized Accounting

Daily facsimile transmissions (Monday through Friday, not including holidays)

2. TERMS

Additional terms of service, if any, for each of the above Contract Services selected by Shipper in Section 2 of this Agreement are attached hereto as Attachment(s) 1  to this Appendix A.

Agreement No:

013-0011

APPENDIX B

TITLE TRANSFER FORM

This request is for a title change for Product located at Central Florida Pipeline LLC Orlando Terminal.  Please make the title adjustment according to the information detailed below.

Product stored at Orlando Terminal:

Current Title Holder :

Shipper:

Authorized Party (Print Name and Title)

Name:	Title:

Signature:

Phone Number:

Product Information:

Product Identification Number:

Volume:

Tender Number:

Date transfer is to be completed:

New Title Holder:

Name:

Contact Name:

Contact Phone Number:

Please mail or send facsimile transmission to Central Florida Pipeline Corporation,. Product Movement Supervisor, Orlando Terminal.  Phone: (407) 855-0713  FAX (407) 826-9490

Agreement No:

013-0011

APPENDIX C

TRANSPORTER TERMINAL ACCESS AGREEMENT

IN CONSIDERATION OF CENTRAL FLORIDA PIPELINE LLC (“CFPL”) granting to the undersigned transporter (“Transporter”) the privilege of access to the CFPL Terminal located in Orlando, Florida (“Terminal”), and permission for our representatives to perform loading operations thereon and all acts incidental thereto in accordance with CFPL rules, regulations, and instructions, set forth in “Instructions to Drivers for Loading and Unloading”, receipt of copies of which is hereby acknowledged by the Transporter (and in accordance with any modifications or additions to the same which may hereafter be furnished Transporter, or posted at the Terminal), the Transporter hereby agrees to indemnify CFPL as follows:

Transporter shall indemnify and hold CFPL harmless from and against all claims, losses, suits, liability and expense caused by or resulting from from (I) negligent or willful acts or omissions on the part of Transporter, its employees, agents or contractors (including, but not limited to, any contractors transporting Products to or from the Terminal) in the performance of this Agreement; (ii) the concurrent negligent or willful acts or omissions of CFPL, its employees, agents or contractors, and Transporter, its employees, agents or contractors; and (iii) failure of equipment of Transporter, its employees, agents or contractors.  CFPL shall indemnify and hold Transporter harmless from and against all claims, losses, suits, liability and expenses which are caused by or result from the sole negligence or willful acts or omissions of CFPL, its employees or agents.

In addition to the foregoing but not by way of limitation, Transporter agrees to provide at Transporter’s expense and to keep in force during the term of this Agreement, Workers’ Compensation and Employers’ Liability ($1,000,000/accident), Comprehensive General and Automobile Liability Insurance, each policy having a limit of not less than $1,000,000 per occurrence combined single limit bodily injury and property damage liability.  Said policies shall include coverage for all liability Transporter assumes under the terms of this Agreement.  Any exclusion pertaining to property rented to, used by, in the care, custody or control of Transporter, its employees or agents or for which the Transporter, its employees or agents are for any purpose exercising physical control shall be deleted from any policies having same.

At the time of execution of this Agreement, Transporter will furnish an insurance certificate or certificates on forms satisfactory to CFPL evidencing the coverage required above and providing that no insurance will be cancelled without thirty (30) days prior written notice to CFPL.  Certificates providing evidence of renewal of coverage shall be furnished prior to policy expiration.  Failure to enforce this provision shall not be considered as waiving the insurance required herein.

A security card system is used at the Terminal.  A terminal access card shall be issued to truck drivers designated by Transporter when the driver is satisfactorily trained and qualified by the Terminal Manager or the Managers.  Transporter takes full responsibility for its designated driver’s actions.  Transporter shall be liable for any Product taken from the Terminal when a security card issued to one of the Transporters designated drivers used in obtaining the Product at the Terminal whether such taking of Product was authorized specifically by Transporter or not. Transporter agrees that custody of the Product loaded passes to Transporter at the point where it leaves the loading spout at the Terminal truck loading rack.  Transporter assumes responsibility for Product quality beyond that point, should it differ from the Product quality of the sample taken from the tank delivering Product to that loading spout.

CARD ISSUANCE DATE:

Name of CFPL Trainer:

Name of CFPL Personnel Issuing Card:

Name of Transporter

Address

Phone Number

Signature

Print or type name and title

TRANSPORTER REQUEST FOR CARD

It is requested that a terminal access card for loading operations, as set forth in the Transporter Terminal Access Agreement between Central Florida Pipeline LLC (“CFPL”) and the undersigned Transporter (“Transporter”) be issued to driver named below (“Driver”) as employee and representative of Transporter.  By this request, Transporter does hereby acknowledge that Driver is bound by the terms of the attached receipt to which his signature is affixed.

Transporter agrees to notify CFPL immediately in the event that the Driver is terminated from Transporter’s employment, misplaces or loses the card, is transferred, or for any reason has no immediate need for the card in the performance of driver loading, and to cause said card to be returned to the Terminal Manager or Managers designee.  If the card has not been used within a 30 day period, it may be removed from CFPL’s Computer and the card picked up from Driver at the discretion of CFPL or the Terminal Manager.  Driver must then be recertified by the Terminal Manager or Managers designee before Terminal loading privileges are granted or reinstated.

Transporter takes full responsibility by Driver’s actions and Transporter is liable for and will be invoiced directly for unauthorized Products taken from the Terminal whenever a card issued to Driver was used in obtaining Product.

Print or Type Name of Transporter	Signature of Transporter’s Employee or Representative

Print or Type Name and Title of Signatory for Transporter	Transporter’s Phone Number

Print or Type Name of Driver	Date Signed

CARD RECEIPT AND DRIVER AGREEMENT

I,                                                                 (driver), employed by and acting as a representative of                                                (Transporter) have received Terminal Access Card numbered                , for access to the Product metering and loading facility at the Central Florida Pipeline Corporation in Tampa, Florida Terminal (“Terminal”).  I have received, read, understand and will follow the instructions entitled “Instructions to Drivers for Terminal Loading”.  I further agree to follow any alterations or additions to these instructions which may hereafter be furnished me or posted at the Terminal.  It is further agreed that the card issued to me will be used only for withdrawal of petroleum Products from said terminal in accordance with the loading instructions mentioned herein.  I assume full responsibility for the custody of the card and do hereby agree that no other person shall have access to it, and in the event I am transferred, separated from employment by Transporter or for any reason have no immediate need for the card in the performance of loading operations, I will promptly return the card to the Terminal.  Under no conditions will the card for which receipt is hereby acknowledged, be duplicated.

I understand that the access to the aforementioned terminal is discretionary with                                          (Transporter, and that such grant may be removed by Central Florida Pipe Line LLC at any time.

Date Signed	Signature of Driver

Home Address	Home Phone Number

Operator’s License Number/State